EX-28.e.1.a

Schedule A

Underwriting Agreement

between Nationwide Mutual Funds and

Nationwide Fund Distributors LLC

Effective May 1, 2007

Amended December 14, 2016*

Name of Fund
Nationwide Fund
Nationwide Growth Fund
Nationwide Bond Fund
Nationwide Government Bond Fund
Nationwide Government Money Market Fund
Nationwide S&P 500 Index Fund
Nationwide Small Cap Index Fund
Nationwide Mid Cap Market Index Fund
Nationwide International Index Fund
Nationwide Bond Index Fund
Nationwide Investor Destinations Aggressive Fund
Nationwide Investor Destinations Moderately Aggressive Fund
Nationwide Investor Destinations Moderate Fund
Nationwide Investor Destinations Moderately Conservative Fund
Nationwide Investor Destinations Conservative Fund
Nationwide Destination 2010 Fund
Nationwide Destination 2015 Fund
Nationwide Destination 2020 Fund
Nationwide Destination 2025 Fund
Nationwide Destination 2030 Fund
Nationwide Destination 2035 Fund
Nationwide Destination 2040 Fund
Nationwide Destination 2045 Fund
Nationwide Destination 2050 Fund
Nationwide Destination 2055 Fund
Nationwide Destination 2060 Fund
Nationwide Diverse Managers Fund
Nationwide U.S. Small Cap Value Fund
Nationwide Portfolio Completion Fund
Nationwide Small Company Growth Fund
Nationwide Global Equity Fund
Nationwide High Yield Bond Fund
Nationwide Inflation-Protected Securities Fund
Nationwide Core Plus Bond Fund
Nationwide Bailard Cognitive Value Fund
Nationwide Bailard International Equities Fund
Nationwide Bailard Technology & Science Fund
Nationwide Geneva Mid Cap Growth Fund
Nationwide Geneva Small Cap Growth Fund
Nationwide HighMark California Intermediate Tax Free Bond Fund
Nationwide HighMark Bond Fund
Nationwide HighMark Large Cap Core Equity Fund
Nationwide HighMark National Intermediate Tax Free Bond Fund

Nationwide HighMark Short Term Bond Fund
Nationwide HighMark Small Cap Core Fund
Nationwide Ziegler Equity Income Fund
Nationwide Ziegler NYSE Arca Tech 100 Index Fund
Nationwide Ziegler Wisconsin Tax Exempt Fund
Nationwide Bailard Emerging Markets Equity Fund
Nationwide Emerging Markets Debt Fund
Nationwide Amundi World Bond Fund
Nationwide Amundi Global High Yield Fund
Nationwide Amundi Strategic Income Fund
Nationwide International Small Cap Fund

*	As approved by the Board of Trustees at its meeting held on December 7, 2016.